Report of Independent Auditors

To the Partners of
 Paragon Communications

We have audited the consolidated balance sheet of Paragon Communications (a Partnership) as of December 31, 1995, and the related consolidated statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Paragon Communications (a Partnership) at December 31, 1995, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                      ERNST & YOUNG LLP

May 31, 1996
New York, New York

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                           PARAGON COMMUNICATIONS
                              (A PARTNERSHIP)
                         CONSOLIDATED BALANCE SHEET
                           (Dollars in Thousands)

                                                     December 31, 1995
ASSETS
Current assets
Cash and cash equivalents                              $    15,363
Receivables, net of allowance for doubtful
   accounts of $2,456                                       21,248
Other current assets                                         1,596

Total current assets                                        38,207

Property, plant and equipment                              717,328
Less accumulated depreciation                             (287,445)
Property, plant and equipment, net                         429,883
Cable television franchises, less accumulated
   amortization of $104,024                                197,919
Other intangible assets, less accumulated
  amortization of $3,113                                     1,382

Total assets                                          $    667,391


LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable and accrued expenses                 $     67,285

Total current liabilities                                   67,285

Partners' capital
Partners' capital                                          348,404
Retained earnings                                          251,702

Total partners' capital                                    600,106

Total liabilities and partners' capital               $    667,391

See accompanying notes.

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                           PARAGON COMMUNICATIONS
                              (A PARTNERSHIP)
                   CONSOLIDATED STATEMENT OF OPERATIONS
                           (Dollars in Thousands)

                                                     Year Ended
                                                 December 31, 1995

Revenue . . . . . . . . . . . . . . . . . . . .     $  367,549

Costs and expenses:
 Operating and programming*. . . . . . . . . . .       154,647
 Selling, general and administrative*. . . . . .        57,149
 Depreciation and amortization . . . . . . . . .        71,366

  Total costs and expenses. . . . . . . . . . .        283,162

Operating income. . . . . . . . . . . . . . . .         84,387

Gain on sale of securities. . . . . . . . . . .         15,703
Other income. . . . . . . . . . . . . . . . . .            792
Interest expense, net . . . . . . . . . . . . .         (9,998)

Net income. . . . . . . . . . . . . . . . . . .     $   90,884

* Includes the following expenses resulting
  from transactions with the partners or
  their affiliates (Note 5):                        $   30,100

See accompanying notes.

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                           PARAGON COMMUNICATIONS
                              (A PARTNERSHIP)
                     CONSOLIDATED STATEMENT OF CHANGES
                            IN PARTNERS' CAPITAL
                           (Dollars in Thousands)

                                                                   Total
                                                                 Partners'
                                          ATC      TWI Cable      Capital

Balance, December 31, 1994             $152,361    $ 152,361    $ 304,722

Net income                               45,442       45,442       90,884

Partners' contributions, net            102,250      102,250      204,500

Balance, December 31, 1995             $300,053    $ 300,053    $ 600,106

See accompanying notes.

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                           PARAGON COMMUNICATIONS
                               (A PARTNERSHIP)
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Dollars in Thousands)

                                                       Year Ended
                                                    December 31, 1995

OPERATING ACTIVITIES:
Net income. . . . . . . . . . . . . . . . . . .         $   90,884
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization . . . . . . . .             71,366
  Gain on sale of securities. . . . . . . . . .            (15,703)
  Change in operating assets and liabilities:
   Accounts receivable and other current assets.            (6,531)
   Accounts payable and accrued expenses . . . .            (6,820)
   Other . . . . . . . . . . . . . . . . . . . .               502
Net cash provided by operating activities. . . .           133,698

INVESTING ACTIVITIES:
Purchases of property, plant and equipment . . .           (99,978)
Proceeds from sale of securities . . . . . . . .            18,456
Other. . . . . . . . . . . . . . . . . . . . . .            (1,427)
Net cash used in investing activities. . . . . .           (82,949)

FINANCING ACTIVITIES:
Partners' contributions, net . . . . . . . . . .           204,500
Debt repayments. . . . . . . . . . . . . . . . .          (249,000)
Net cash used in financing activities. . . . . .           (44,500)

INCREASE IN CASH AND CASH EQUIVALENTS. . . . . .             6,249
CASH AND EQUIVALENTS AT BEGINNING OF YEAR. . . .             9,114
CASH AND EQUIVALENTS AT END OF PERIOD. . . . . .       $    15,363

Supplemental disclosure of cash flow information:
Cash paid for interest . . . . . . . . . . . . .            12,361

See accompanying notes.

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                          Paragon Communications
                             (A Partnership)

                  Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Description of Business and Basis of Presentation

Paragon Communications ("Paragon") is a Colorado general partnership owned equally by subsidiaries of American Television and Communications Corporation ("ATC") and by TWI Cable Inc. ("TWI Cable") at December 31, 1995. ATC is an indirect, and TWI Cable a direct, wholly-owned subsidiary of Time Warner Inc. ("Time Warner"). TWI Cable's interest in Paragon was owned by KBLCOM Incorporated ("KBLCOM") until July 6, 1995. On that date, Time Warner acquired KBLCOM and renamed it TWI Cable.

Time Warner Entertainment Company, L.P. ("TWE"), is a limited partnership that was capitalized on June 30, 1992 to own and operate substantially all of the Filmed Entertainment, Programming-HBO, and Cable businesses previously owned by subsidiaries of Time Warner. Time Warner and certain of its wholly-owned subsidiaries, including ATC, own general and limited partnership interests in 74.49% of the pro rata priority capital ("Series A Capital") and residual equity capital ("Residual Capital") of TWE and 100% of the senior priority and junior priority capital of TWE. The remaining 25.51% limited partnership interests in the Series A Capital and Residual Capital of TWE are held by a subsidiary of US WEST, Inc. In lieu of contributing its legal interest in Paragon to TWE at its capitalization, ATC, as a general partner of TWE, agreed to pay TWE an amount equal to the net cash flow generated by such interest.

Paragon is principally engaged in the operation of a cable television business. Such operations consist primarily of the distribution of television programming to subscribers for a monthly fee. Paragon operates in various regions of New
York, California, Texas and Florida.

Property, Plant and Equipment

Additions to property, plant and equipment are recorded at cost which includes amounts for material, labor, overhead and interest. Depreciation is provided on the straight-line basis over the estimated useful lives as follows:

   Buildings and improvements . . . . . . . . . .  5-20 years
   Distribution system. . . . . . . . . . . . . .  5-25 years
   Vehicles and other equipment . . . . . . . . .  3-10 years

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("FAS 121") effective for fiscal years beginning after December 15, 1995. The new rules establish standards for the recognition and measurement of impairment losses on long-lived assets and certain intangible assets. Paragon expects that the adoption of FAS 121 will not have a material effect on its financial statements.

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                     Paragon Communications
                        (A Partnership)

    Notes to Consolidated Financial Statements (Continued)

1. Summary of Significant Accounting Policies (continued)

Revenue and Programming

Subscriber fees are recorded as revenue in the period service is provided.

Franchise Costs

Cable television franchises are stated at cost. Amortization is computed using the straight-line method over periods ranging up to forty years.

Advertising

Advertising costs are expensed upon release of the advertisement.
Advertising expense amounted to $4.1 million for the year ended
December 31, 1995.

Income Taxes

As a U.S. partnership, Paragon is not subject to federal and state income taxation and, therefore, no income taxes are recorded in the accompanying financial statements.

Cash and Cash Equivalents

Cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash and have maturities of three months or less when purchased.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.


2. Property, Plant and Equipment

Property, plant and equipment consist of the following:

                                              December 31, 1995
                                                (In Thousands)

Land and buildings                                 $24,304
Distribution system                                633,147
Vehicles and other equipment                        44,049
Construction in progress                            15,828
                                                   717,328
Less accumulated depreciation                     (287,445)
                                                  $429,883

3. Debt

Paragon's revolving credit agreement was terminated and all outstanding indebtedness under the agreement was repaid in connection with Time Warner's acquisition of KBLCOM on July 6, 1995. In addition, Paragon's senior institutional notes matured and were repaid in July 1995. The repayments, which totaled approximately $204.5 million, were funded equally by the partners.

Interest expense for the year ended December 31, 1995 totaled approximately $10 million.


4. Gain on Marketable Securities

In February 1995, Paragon sold its interest in QVC, Inc. to a group that had tendered for all of that company's capital stock.
Proceeds of approximately $18.5 million were received resulting in a gain of approximately $15.7 million.


5. Related Party Transactions

ATC and TWI Cable receive management fees for various services equal to a total of two and one-half percent of Paragon's gross receipts. Paragon paid management fees of $7.1 million to ATC and $1.8 million to TWI Cable for the year ended December 31, 1995.

Additionally, Paragon has various transactions with ATC in the normal course of conducting its business. ATC charges Paragon for certain expenses incurred on the behalf of Paragon. Advances to or from ATC fluctuate daily and are settled on a monthly basis. The statement of operations includes charges primarily related to programming in addition to construction and design services provided by TWE. The total of these charges was $21.2 million in 1995. These charges were based on customary rates.


6. Benefit Plans

Prior to Time Warner's acquisition of KBLCOM (the "Acquisition"), Paragon maintained a non-contributory defined benefit pension plan (the "Plan") covering the majority of its employees. The benefits under the Plan were determined based on formulas which reflect employees' years of service and compensation levels during their employment period. The projected unit credit method was used to determine pension costs of the Plan. Paragon's funding policy was to contribute amounts to the plan sufficient to meet minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as Paragon determined to be appropriate. Effective with the Acquisition, Paragon froze participation in the Plan and merged with the Time Warner Cable Pension Plan (the "Pension Plan"), a non-contributory defined benefit pension plan. The net assets of the Plan were merged with the Pension Plan on September 30, 1995. Benefits under the Pension Plan are determined based on formulas which reflect the employee's years of service and compensation during their employment period. Total aggregate pension cost under both plans for the year ended December 31, 1995 was $1,587,000.

Prior to the Acquisition, Paragon also maintained a defined contribution plan, the Paragon Employee Savings Plan (the"ESSP"), covering substantially all of its employees, whereby two dollars were contributed by Paragon to a participant's account for each three dollars contributed by a participant through payroll deductions. The Paragon management committee had the right in any year to set a maximum amount of Paragon's contribution. Effective with the Acquisition, Paragon froze contributions to the ESSP and merged with the Time Warner Cable Employees Savings Plan (the
"Savings Plan"). The net assets of the ESSP were merged into the Savings Plan on November 30, 1995. Paragon's contributions to the Savings Plan can represent up to 6.67% of the employees' compensation during the plan year. TWE's Board of Representatives has the right in any year to set the maximum amount of Paragon's annual contribution. Total aggregate defined contribution plan expense under both plans for the year ended December 31, 1995 was $1,111,000.

The Pension Plan and the Savings Plan are administered by a committee appointed by the Board of Representatives of TWE and cover substantially all employees.


7. Commitments and Contingencies

Paragon presently has certain cable television franchises containing provisions for construction of cable plant and services to customers according to various requirements within the franchise areas. In connection with certain obligations under existing franchise agreements, Paragon obtains surety bonds or letters of credit guaranteeing performance to municipalities and public utilities. Payment is required only in the event of nonperformance and no such payments have been made.

Future minimum rental payments under noncancelable operating leases are as follows: $3.1 million in 1996; $2.8 million in 1997; $2.2 million in 1998; $1.9 million in 1999; $1.7 million in 2000; and $6.4 million thereafter, totaling $18.1 million.

Rental expense for all operating leases, principally pole rental fees and office rentals, aggregated $5.6 million for the year ended December 31, 1995.

Pending legal proceedings are substantially limited to litigation incidental to the business of Paragon. In the opinion of counsel and management, the ultimate resolution of these matters will not have a material effect on the financial statements.

In exchange for certain flexibility in establishing cable rate pricing structures for regulated services that went into effect on January 1, 1996 and consistent with Time Warner Cable's ("TWC") long term strategic plan, TWC has agreed with the Federal Communications Commission (the "FCC") to invest a total of $4 billion in capital costs in connection with the upgrade of its cable infrastructure, which is expected to be substantially completed over the next five years. The agreement with the FCC covers all of the cable operations of TWC, including cable television systems of Paragon and other owned or managed cable television systems of Time Warner and TWE. Paragon expects that a portion of its cable television systems will be upgraded in connection with this agreement. Including Time Warner's acquisition of Cablevision Industries Corporation, which was consummated on January 4, 1996, TWC owns or manages a total of approximately 11.7 million subscribers, of which approximately 1,000,000 subscribers are included in Paragon.